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                                                                     EXHIBIT (f)


                                                                  EXECUTION COPY

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

               THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "AGREEMENT") is made as of September 20, 2000 by and among BANK OF AMERICA, N.A. ("BANK OF AMERICA"), in its capacity as agent (and in such capacity, "REVOLVER AGENT" hereunder) for the Revolver Lenders, as hereinafter defined, Bank of America, in its capacity as agent (and in such capacity, "BRIDGE AGENT" hereunder), for the Bridge Lenders (as hereinafter defined), and AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO"), AIMCO/Bethesda Holdings, Inc., a Delaware corporation ("AIMCO/BETHESDA"), NHP Management Company, a District of Columbia corporation ("NHP MANAGEMENT") (AIMCO, AIMCO/Bethesda and NHP Management together with their successors and assigns are collectively referred to as "BORROWER"), with reference to the following facts:

                  A. Borrower, Bank of America, as agent and as a lender, and the financial institutions party thereto, executed that certain Credit Agreement dated as of August 16, 1999, as amended by (i) that certain Amended and Restated Credit Agreement dated March 15, 2000, (ii) that certain First Amendment to $345,000,000 Amended and Restated Credit Agreement dated as of April 14, 2000, and (iii) that certain Second Amended and Restated Credit Agreement dated as of September 20, 2000 (the "AMENDED AND RESTATED REVOLVER") (as so amended, and as hereafter may be amended from time to time in accordance with this Agreement, the "REVOLVING CREDIT AGREEMENT"). Pursuant to the Revolving Credit Agreement, the Revolver Lenders have committed to make loans and certain other credit facilities to Borrower in the maximum principal amount of $400,000,000 (the "REVOLVER LOAN").

                  B. Concurrently herewith, Borrower, Bank of America, as agent and as a lender, and the financial institutions party thereto, are executing that certain Interim Credit Agreement (the "BRIDGE CREDIT AGREEMENT") with respect to an acquisition Bridge Loan to Borrower in a principal amount not to exceed $302,000,000 (the "BRIDGE LOAN"). Pursuant to the provisions of the Bridge Credit Agreement, the proceeds of the Bridge Loan will be used to provide funds for: (i) the acquisition of all stock in Oxford Holding Corporation ("OHC") and Oxford Realty Financial Group, Inc. ("ORFG"; and collectively with OHC, "OXFORD") and certain corporate interests, general and limited partnership interests and associated rights held, owned or controlled by Oxford; (ii) the tender for certain limited partnership interests held by Oxford employees and institutional investors (the interests and rights described in clauses (i) and (ii) hereof being referred to herein as the "OXFORD PORTFOLIO"); and (iii) certain fees and related costs associated with the acquisition of the Oxford Portfolio pursuant to the Acquisition Agreement (defined below) and as permitted under the Bridge Credit Agreement. The Bridge Loan is secured by (a) a first priority lien on the Bridge Collateral (defined below) and (b) a second priority lien on the Non-Oxford Pledged Collateral (as defined in the Bridge Credit Agreement).

                  C. Pursuant to the Amended and Restated Revolver, Revolver Lenders have


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agreed to consent to the acquisition of the Oxford Portfolio and the Bridge Loan conditioned upon, among other things, the execution of this Agreement.

                  D. Revolver Agent, Bridge Agent, and Borrower desire to execute and deliver this Agreement to evidence, among other things, (1) the agreement of the parties that the Bridge Loan and the Bridge Loan Documents and certain rights of Bridge Lenders thereunder, except with respect to Bridge Collateral and Permitted Proceeds (each as defined below), are and will be subordinate to the Revolver Loan and the Revolver Loan Documents and all rights of the Revolver Lenders' thereunder, and (2) that the Revolver Loan and Revolver Loan Documents and certain rights thereunder except with respect to the Bridge Collateral and Permitted Proceeds, are and will be senior to the Bridge Loan and Bridge Loan Documents as specifically set forth herein, and to further set forth the relative rights and obligations of the parties hereto.

                  E. Revolver Agent, Bridge Agent, and Borrower desire to execute and deliver this Agreement to evidence, among other things, (1) the agreement of the parties that the Revolver Loan and the Revolver Loan Documents and certain rights of Revolver Lenders thereunder, with respect only to the Bridge Collateral and Permitted Proceeds, are and will be subordinate to the Bridge Loan and the Bridge Loan Documents and certain rights of the Bridge Lenders' thereunder, and (2) that the Bridge Loan and Bridge Loan Documents and certain rights thereunder with respect only to the Bridge Collateral and Permitted Proceeds, are and will be senior to the Revolver Loan and Revolver Loan Documents as specifically set forth herein.



         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto agree as follows:

1. DEFINITIONS: Capitalized terms used in this Agreement without definition have the meanings given to them in the Revolving Credit Agreement or the Bridge Credit Agreement, as applicable. As used in this Agreement, the following terms will have the following meanings:

               "Acquisition Agreement" means that certain Acquisition Agreement dated as of June 28, 2000, by and among Apartment Investment and Management Company, Aimco Properties, L.P., NHP Management Company and Aimco/NHP Properties, Inc., as buyers, and Leo E. Zickler, Francis P. Lavin, Robert B. Downing, Mark E. Schifrin, Marc B. Abrams, and Richard R. Singleton, as sellers, together with any amendments or modifications thereto approved by Administrative Agent in writing.

               "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
(a) to vote 10% or more of the securities (on a fully


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diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agreement" is defined in the first paragraph.

                  "Amended and Restated Revolver" is defined in Recital A.

                  "Bank of America" is defined in the first paragraph.

                  "Bankruptcy Code" means the United State Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

                  "Blockage Notice" is defined in Section 6.A.

                  "Borrower" is defined in the first paragraph.

                  "Bridge Agent" is defined in the first paragraph.

                  "Bridge Collateral" means "Oxford Pledged Collateral" as defined in the Bridge Credit Agreement; provided, however, that in all events Bridge Collateral shall not include proceeds of Bridge Collateral, if any, which constitute Management EBITDA, Net Operating Income or other ordinary course operating revenues or cash flow generated by or attributable to the use, ownership, operation, or management of the Bridge Collateral.

                  "Bridge Credit Agreement" is defined in Recital A.

                  "Bridge Default" means the occurrence of an Event of Default under the Bridge Loan Documents.

                  "Bridge Deficiency" means, without duplication and with respect to the Bridge Indebtedness, (a) any portion thereof remaining unpaid after receipt of Permitted Proceeds, whether as a result of any Proceeding or otherwise, and/or (b) the amount of any claims of Bridge Lenders in a bankruptcy Proceeding which are determined to constitute an unsecured claim.

                  "Bridge Guarantor" means collectively the "Oxford Guarantors" as defined in and existing from time to time pursuant to the Bridge Credit Agreement.

                  "Bridge Indebtedness" means, collectively, all (i) the principal indebtedness under the Bridge Credit Agreement, (ii) interest (including interest at any default rate of interest provided for in the Bridge Loan Documents on the principal indebtedness under the Bridge Loan Documents, interest, fees, expenses, charges or other amounts accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate or in the amount otherwise applicable thereto, whether or not any such interest, fees, expenses, charges or other amounts is an allowed claim), (iii) all premiums and fees (including post-petition fees and costs, including


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attorneys fees), if any, and other amounts, indebtedness, obligations and liabilities of Borrower and its Subsidiaries or Affiliates, whether now existing or hereafter incurred or created, payable, owing or due to Bridge Lenders under or with respect to the Bridge Loan Documents, and (iv) the amount of any Bridge Protective Advances.

                  "Bridge Lenders" means collectively Bridge Agent and the "Lenders" as defined in the Bridge Credit Agreement.

                  "Bridge Loan" is defined in Recital B.

                  "Bridge Loan Documents" means the Bridge Credit Agreement, any notes executed in connection therewith, and any other document, agreement or instrument now, heretofore or hereafter executed and delivered by or on behalf of Borrower or any Borrower Party (as defined in the Bridge Credit Agreement) with or in favor of Bridge Lenders in connection with the Bridge Loan, together with any supplement, modification, amendment, restatement, extension or renewal of any such document, agreement or instrument.

                  "Bridge Protective Advances" is defined in Section 3.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where any Revolver Lenders' lending office is located.

                  "Concurrent Default" is defined in Section 6.D.

                  "Lender Parties" means Revolver Lenders and Bridge Lenders.

                  "Loan" means, with respect to Revolver Lenders, the Revolver Loan, and with respect to Bridge Lenders, the Bridge Loan.

                  "Loan Documents" means, with respect to Revolver Lenders, the Revolver Loan Documents, and with respect to Bridge Lenders, the Bridge Loan Documents.

                  "Loans" means, collectively, the Revolver Loan and the Bridge Loan.

                  "Negative Pledges" is defined in the Revolving Credit
Agreement.

                  "OHC" is defined in Recital B.

                  "ORFG" is defined in Recital B.

                  "Oxford" is defined in Recital B.

                  "Oxford Portfolio" is defined in Recital B.

                  "Permitted Proceeds" means Cash, Cash Equivalents or other Property paid or


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distributed or required to be distributed to Bridge Lenders on account of the
Bridge Indebtedness from the liquidation of, realization against or other collection with respect to the Bridge Collateral and recourse to the Bridge Guarantors (including any Property owned by such Bridge Guarantors), as applicable.

                  "Person" means any individual, trustee partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, bank, business association firm, joint venture, governmental authority or other entity.

                  "Proceeding" means any insolvency, bankruptcy, receivership, custodianship action, proceeding or case, assignment for the benefit of creditors, liquidation, reorganization, readjustment, composition or other similar action, proceeding, or case, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, or any proceeding for any partial or total liquation, liquidating distribution, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings.

                  "Requisite Notice" means, unless otherwise provided herein,
(a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient by way of facsimile and by way of mail. Such notices must be delivered to such recipient at the address or telephone number specified herein or as otherwise designated by such recipient by Requisite Notice to each other party hereto. Any written notice delivered in connection herewith must be in the form, if any, prescribed in the applicable section hereof and may be delivered as provided herein. Any notice sent by other than hardcopy must be promptly confirmed by a telephone call to the recipient and, if requested by either Revolver Agent or Bridge Agent, as applicable, by a manually-signed hardcopy thereof

                  "Revolver Agent" is defined in the first paragraph.

                  "Revolver Borrower Notice" is defined in Section 8.F.

                  "Revolver Default" means the occurrence of an Event of Default under the Revolver Loan Documents.

                  "Revolver Deficiency" means, with respect to the Revolver Indebtedness, after any Proceeding, any portion thereof remaining unpaid, including without limitation the amount of any claims of Revolver Lenders in a bankruptcy Proceeding which are determined to constitute an unsecured claim.

                  "Revolver Guarantor" means collectively the "Guarantors" as defined in and existing from time to time pursuant to the Revolving Credit Agreement, excluding the Bridge Guarantors.




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                  "Revolver Indebtedness" means, collectively, all (i) the
principal indebtedness under the Revolving Credit Agreement, including the amount of any letters of credit issued thereunder, (ii) interest (including interest at any default rate of interest provided for in the Revolver Loan Documents on the principal indebtedness under the Revolver Loan Documents, interest, fees, expenses, charges or other amounts accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate or in the amount otherwise applicable thereto, whether or not any such interest, fees, expenses, charges or other amounts is an allowed claim), (iii) all premiums and fees (including post-petition fees and costs, including attorneys fees), if any, and other amounts, indebtedness, obligations and liabilities of Borrower and its Subsidiaries or Affiliates, whether now existing or hereafter incurred or created, payable, owing or due to Revolver Lenders under or with respect to the Revolver Loan Documents, and (iv) the amount of any Revolver Protective Advances.

                  "Revolver Lenders" means collectively Revolver Agent and the "Lenders" as defined in the Revolving Credit Agreement.

                  "Revolver Loan Documents" means the Revolving Credit Agreement, any notes executed in connection therewith, and any other document, agreement or instrument now, heretofore or hereafter executed and delivered by or on behalf of Borrower or any Borrower Party (as defined in the Revolving Credit Agreement) with or in favor of Revolver Lenders in connection with the Revolver Loan, together with any supplement, modification, amendment, restatement, extension or renewal of any such document, agreement or instrument.

                  "Revolver Notice" is defined in Section 8.F.

                  "Revolver Payment Default" means a Revolver Default under Sections 8.01(a) and/or (b) of the Revolving Credit Agreement and/or a Revolver Default pursuant to which Revolver Lenders have accelerated the Revolving Loan pursuant to Section 8.02 of the Revolving Credit Agreement.

                  "Revolver Protective Advances" is defined in Section 3.

                  "Revolving Credit Agreement" is defined in Recital A.

2. SUBORDINATION OF BRIDGE LOAN TO REVOLVER LOAN EXCEPT WITH RESPECT TO BRIDGE COLLATERAL AND BRIDGE GUARANTORS; SUBORDINATION OF REVOLVER LOAN ONLY WITH RESPECT TO BRIDGE COLLATERAL AND BRIDGE GUARANTORS.


     A. Notwithstanding any provision contained in the Bridge Loan Documents that could be construed to the contrary, and except as limited by Section 2.B, the Bridge Loan Documents, any liens and security interests now existing or that may in the future be created in connection therewith, and all of Bridge Lenders' rights and remedies under the Bridge Loan Documents (including Bridge Lenders' rights to receive payment of the Bridge Indebtedness) are hereby expressly made, and at all times will be, subject and subordinate in all respects to the Revolver Loan Documents, any liens and security


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     interests now existing or that may in the future be created in connection therewith, all of Revolver Lenders' rights and remedies under the Revolver Loan Documents (including Revolver Lenders' right to receive payment of the Revolver Indebtedness), any Revolver Protective Advances and any other advances made by Revolver Lenders in connection with the Revolver Loan. Without the prior written consent of the Revolver Lenders while any portion of the Revolver Indebtedness is outstanding, the Bridge Lenders shall not be entitled to realize on any of the Non-Oxford Pledged Collateral (as defined in the Bridge Credit Agreement) or seek recourse against any of the Revolver Guarantors.

     B. Notwithstanding anything to the contrary herein or to any provision contained in the Revolver Loan Documents that could be construed to the contrary, solely with respect to any liens and security interests existing as of the date hereof or that may in the future be created in the Bridge Collateral or Permitted Proceeds, as applicable, pursuant to the Bridge Loan Documents and any recourse to the Bridge Guarantors (including Property owned by such Guarantors), the Revolver Loan Documents and all of Revolver Lenders' rights and remedies under the Revolver Loan Documents (including Revolver Lenders' rights to receive payment of the Revolver Indebtedness) are hereby expressly made, and at all times will be, subject and subordinate to the Bridge Loan Documents, all of Bridge Lenders' rights and remedies under the Bridge Loan Documents (including Bridge Lenders' right to receive payment of the Bridge Indebtedness), any Bridge Protective Advances and any other advances made by Bridge Lenders in connection with the Bridge Loan. Notwithstanding any provision of this Agreement or any of the Bridge Loan Documents to the contrary, it is the express agreement of the parties hereto, that in all circumstances the entire amount of any Bridge Deficiency shall be subject to and subordinate to the entire amount of any and all Revolver Deficiency and that in the event of a Revolver Deficiency, the provisions of Section 9 shall apply. Without the prior written consent of the Bridge Lenders while any portion of the Bridge Indebtedness remains outstanding, the Revolver Lenders shall not be entitled to realize on any of the Bridge Collateral or seek recourse against any of the Bridge Guarantors.

3.   PROTECTIVE ADVANCES.


     A. Revolver Lenders will be entitled, but not obligated, to make, without obtaining the consent of Bridge Lenders, "protective advances," whether made before or after any acceleration of the Revolver Indebtedness, including any sums advanced by Revolver Lenders, whether or not pursuant to the Revolver Loan Documents, to pay (i) expenses incurred to uphold or enforce any of the Revolver Loan Documents (including the expenses of any litigation to prosecute or defend the rights created by any of the Revolver Loan Documents) or to otherwise protect or defend the Revolver Indebtedness; (ii) any other amount, cost or charge to which Revolver Lenders become subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; (iii) any advances under any of the other Revolver


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     Loan Documents; and (iv) any other direct or indirect cost incurred in connection with any action that Revolver Lenders reasonably deem necessary to protect or defend the Revolver Indebtedness (collectively, "REVOLVER PROTECTIVE ADVANCES"); provided, however, that Revolver Lenders shall only be subrogated with respect to the rights of Bridge Lenders under the Bridge Loan Documents upon the indefeasible payment in full in Cash or Cash Equivalents of all Bridge Indebtedness, including without limitation the amount of any Bridge Deficiency.

     B. Bridge Lenders will be entitled, but not obligated, to make, without obtaining the consent of Revolver Lenders, "protective advances," whether made before or after any acceleration of the Bridge Indebtedness, including any sums advanced by Bridge Lenders, whether or not pursuant to the Bridge Loan Documents, to pay (i) expenses incurred to uphold or enforce any of the Bridge Loan Documents (including the expenses of any litigation to prosecute or defend the rights created by any of the Bridge Loan Documents) or to otherwise protect or defend the Bridge Indebtedness; (ii) any other amount, cost or charge to which Bridge Lenders become subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; (iii) any advances under any of the other Bridge Loan Documents; and (iv) any other direct or indirect cost incurred in connection with any action that Bridge Lenders reasonably deem necessary to protect or defend the Bridge Indebtedness (collectively, "BRIDGE PROTECTIVE ADVANCES"); provided, however, that Bridge Lenders shall only be subrogated with respect to the rights of Revolver Lenders under the Revolver Loan Documents upon the indefeasible payment in full in Cash or Cash Equivalents of all Revolver Indebtedness, including without limitation the amount of any Revolver Deficiency.

4.   AMENDMENTS TO THE REVOLVER LOAN DOCUMENTS.

     A. Notwithstanding any contrary provision in the Bridge Loan Documents, but without derogating the provisions of Section 8.A, the subordination of the Bridge Loan Documents and Bridge Lenders' rights therein provided for in this Agreement automatically, and without any notice to, consent of, or action by Bridge Lenders, or any other party whatsoever, will extend to all modifications (including increases in the amount of the Revolver Loan), renewals, refinancing, replacements and extensions whatsoever of any of the Revolver Loan Documents and the Revolver Loan. Any such modification, renewal, refinancing, replacement, or extension of the Revolver Loan Documents will not affect the rights and privileges of Revolver Lenders hereunder with respect to the Revolver Loan Documents, as so modified, refinanced, replaced or extended.

     B. No release or waiver by Revolver Lenders of any rights against any Person under the Revolver Loan Documents will require notice to or consent of Bridge Lenders, or any other party, nor will any such release or waiver operate as a defense to or release of any


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     of the obligations of Bridge Lenders or the rights or priority of Revolver
     Lenders under the Revolver Loan Documents. In furtherance of and without limiting the generality of the foregoing provisions of this Section 4, Bridge Lenders hereby agree and consent that, without notice to or assent by Bridge Lenders:

          (i) Revolver Lenders may exercise or refrain from exercising any right, remedy or power granted to them under the Revolver Loan Documents or any other right, remedy or power at law or in equity or otherwise with respect to the Revolver Indebtedness or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith); and

          (ii) Revolver Lenders may, from time to time, release or waive, in whole or part, any and all collateral, security, funds, accounts and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Revolver Indebtedness without impairing Revolver Lenders' rights hereunder with respect to any collateral, or liens not so released or waived.

5.   AMENDMENTS TO THE BRIDGE LOAN DOCUMENTS.

     A. Notwithstanding any provision that could be construed to the contrary in the Revolver Loan Documents but without derogating the provisions of
     Section 7.A, the subordination of the Revolver Loan Documents and Revolver Lenders' rights therein provided for in this Agreement automatically, and without any notice to, consent of, or action by Revolver Lenders, or any other party whatsoever, will extend to all modifications (including increases in the amount of the Bridge Loan), renewals, replacements and extensions whatsoever of any of the Bridge Loan Documents. Any such modification, renewal, replacement, or extension of the Bridge Loan Documents will not affect the rights and privileges of Bridge Lenders hereunder with respect to the Bridge Loan Documents, as so modified, refinanced, replaced or extended.

     B. No release or waiver by Bridge Lenders of any rights against any Person under the Bridge Loan Documents will require notice to or consent of Revolver Lenders, or any other party, nor will any such release or waiver operate as a defense to or release of any of the obligations of Revolver Lenders or the rights or priority of Bridge Lenders under the Bridge Loan Documents. In furtherance of and without limiting the generality of the foregoing provisions of this Section 5, Revolver Lenders hereby agree and consent that, without notice to or assent by Revolver Lenders:

          (i) Bridge Lenders may exercise or refrain from exercising any right, remedy or power granted to them under the Bridge Loan Documents or any other right, remedy or power at law or in equity or otherwise with respect to


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               the Bridge Indebtedness or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith); and

          (ii) Bridge Lenders may, from time to time, release or waive, in whole or part, any and all collateral, security, funds, accounts and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Bridge Indebtedness without impairing Bridge Lenders' rights hereunder with respect to any collateral, or liens not so released or waived.

6. PAYMENTS ON BRIDGE INDEBTEDNESS PRIOR TO REVOLVER PAYMENT DEFAULT; TURNOVER OF AMOUNTS TO REVOLVER LENDERS.

     A. So long as no Revolver Payment Default has occurred and is then continuing, Bridge Lenders will be entitled to collect from Borrower all or any portion of the Bridge Indebtedness then outstanding by Borrower under the Bridge Loan Documents in accordance with the terms of the Bridge Loan Documents. Upon the occurrence of a Revolver Payment Default, Revolver Agent may deliver a Requisite Notice instructing Bridge Lenders to cease collection of amounts due in respect of the Bridge Indebtedness (a "BLOCKAGE NOTICE") pursuant to this Agreement. Immediately upon receipt of a Blockage Notice and until (a) each applicable Revolver Payment Default is cured by the indefeasible payment of Cash or Cash Equivalents or otherwise (if not cured by indefeasible payment of Cash or Cash Equivalents, to Revolver Lenders' satisfaction in their sole and absolute discretion) or
     (b) 179 days have passed since the delivery of the Blockage Notice and Revolving Lenders have not accelerated the Revolver Indebtedness, before any payment or distribution in respect to the Bridge Indebtedness may be made, whether in Cash, Cash Equivalents, securities or other Property, whether it is due or not due, the Revolver Indebtedness must be indefeasibly paid in full in Cash or Cash Equivalents.

     B. Notwithstanding any provision of Section 6.A to the contrary, in all events, Bridge Lenders shall be entitled to collect (1) payments of principal and fees made solely from Permitted Proceeds and (2) payments of interest (including any default interest) as provided under the Bridge Loan Documents.

     C. Bridge Lenders agree that upon the occurrence of a Revolver Payment Default, until such Revolver Payment Default is cured as provided in
     Section 6.A(a), any payment or distribution of any kind or character, whether in Cash, Cash Equivalents, securities or other Property, which would otherwise (but for the subordination provisions of this Agreement) be payable or deliverable in respect to the Bridge Indebtedness, excluding Permitted Proceeds and payments of interest (including default interest) on account of the Bridge Indebtedness, at the instruction of the Revolver Lenders (which instruction may be contained in a Blockage Notice) will be paid or delivered directly to Revolver


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     Lenders for application in payment of the Revolver Indebtedness until all
     Revolver Indebtedness will have been paid in full.

     D. If, on the date of any Blockage Notice, there exists a Revolver Payment Default of which Revolving Lenders were notified in writing by Borrower or Revolving Lenders otherwise had knowledge, and which Revolving Lenders do not describe in the Blockage Notice (each a "CONCURRENT DEFAULT"), then the Revolver Lenders may not send a subsequent Blockage Notice in respect of such Concurrent Default without the prior consent of the Bridge Lenders which may be withheld in their sole discretion; provided, however, that a Concurrent Default may serve as the basis for a subsequent Blockage Notice if such Concurrent Default has been waived for a period not less than 90 days.

7.   OTHER RIGHTS AND OBLIGATIONS OF BRIDGE LENDERS REGARDING THE BRIDGE LOAN.

     A. Bridge Lenders will not amend, modify or otherwise alter the Bridge Loan Documents (it being agreed that delivery of updated schedules, guaranties, or other information or documents by Borrower, as contemplated under
     Section 6.02 of the Bridge Credit Agreement as of the date hereof, is not deemed to be an amendment, modification or other alteration under this
     Section 7.A) without the prior written consent of Revolver Lenders, which consent shall not be unreasonably withheld or delayed and shall be deemed given if not withheld within ten Business Days after Requisite Notice thereof, provided that any such amendment, modification or alteration is not material. For purposes of this Agreement, a modification, amendment or alteration will be "material" if it individually, or when taken together with other modifications, amendments or alterations, (i) increases or extends the scope of the Borrower's and/or Bridge Guarantors' obligations under the Bridge Loan Documents, including, without limitation, increasing the amounts available to be borrowed thereunder or (ii) changes the maturity of any of Borrower's obligations under the Bridge Loan Documents.

     B. Bridge Lenders will not be entitled to record or file any mortgage, deed of trust, financing statement or any other lien or encumbrance against Borrower, or any real property or other property now or hereafter owned by Borrower and/or its Affiliates with respect to the Revolver Collateral unless such mortgage, deed of trust, financing statement or any other lien or encumbrance is expressly subordinate to the Revolver Loan and Revolver Loan Documents and complies with the terms of this Agreement.

     C. Bridge Lenders will not be entitled to sell, assign or otherwise transfer the Bridge Loan Documents without causing such assignee to acknowledge that the Bridge Loan Documents and assignee's rights as Bridge Lenders are subject to the provisions hereof.

     D. Bridge Agent will deliver to Revolver Agent, concurrently with delivery of the same to Borrower, a copy of each notice delivered to Borrower under the Bridge Loan Documents.


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     E. Bridge Agent, within five Business Days after request by Revolver Agent, will verify, in writing, the status of and payments made under the Bridge Loan Documents.

     F. If at any time after the date of this Agreement: (i) Bridge Agent delivers to Borrower a written notice that there has occurred a default or event of default under the Bridge Loan Documents (the "BRIDGE NOTICE"), then Bridge Agent must provide a copy of the Bridge Notice to Revolver Lenders within two business days thereafter; or (ii) Bridge Agent receives written notice from Borrower stating that there has occurred a default or event of default under the Bridge Loan Documents (the "BRIDGE BORROWER NOTICE"), then Bridge Agent must provide a copy of the Bridge Borrower Notice to Revolver Lenders within two business days thereafter.

8.   OTHER RIGHTS AND OBLIGATIONS OF REVOLVER LENDERS REGARDING THE REVOLVER
LOAN.

     A. Revolver Lenders will not amend, modify or otherwise alter the Revolver Loan Documents (it being agreed that delivery of updated schedules, guaranties, or other information or documents by Borrower, as contemplated under Section 6.02 of the Revolver Credit Agreement or increases or reductions in the Combined Commitments contemplated by Section 2.14 of the Revolver Credit Agreement as of the date hereof, will not be deemed to be an amendment, modification or other alteration under this Section 8.A) without the prior written consent of Bridge Lenders, which consent shall not be unreasonably withheld or delayed and shall be deemed given if not withheld within ten Business Days after Requisite Notice thereof, provided any such amendment, modification or alteration is not material. For purposes of this Agreement, a modification, amendment or alteration will be "material" if it individually, or when taken together with other modifications, amendments or alterations, (i) increases or extends the scope of the Borrower's and or Revolver Guarantors' obligations under the Revolver Loan Documents, including, without limitation, increasing the amounts available to be borrowed thereunder or (ii) changes the maturity of any of Borrower's obligations under the Revolver Loan Documents.

     B. Revolver Lenders will not be entitled to record or file any mortgage, deed of trust, financing statement or any other lien or encumbrance against Borrower, or any real property or other property now or hereafter owned by Borrower and/or its Affiliates with respect to the Bridge Collateral unless such mortgage, deed of trust, financing statement or any other lien or encumbrance is expressly subordinate to the Bridge Loan and Bridge Loan Documents and complies with the terms of this Agreement.

     C. Revolver Lenders will not be entitled to sell, assign or otherwise transfer the Revolver Loan Documents without causing such assignee to acknowledge that the Revolver Loan Documents and assignee's rights as Revolver Lenders are subject to the provisions hereof.

     D. Revolver Agent will deliver to Bridge Agent, concurrently with delivery of the same to Borrower, a copy of each notice delivered to Borrower under the Revolver Loan Documents.

     E. Revolver Lenders, within five Business Days after request by Bridge Lenders, will verify, in writing, the status of and payments made under the Revolver Loan Documents.

     F. If at any time after the date of this Agreement: (i) Revolver Agent delivers to Borrower a written notice that there has occurred a default or event of default under the Revolver Loan Documents (the "REVOLVER NOTICE"), then Revolver Agent must provide a copy of the Revolver Notice to Bridge Lenders within two business days thereafter; or (ii) Revolver Agent receives written notice from Borrower stating that there has occurred a default or event of default under the Revolver Loan Documents (the "REVOLVER BORROWER NOTICE"), then Revolver Agent must provide a copy of the Revolver Borrower Notice to Bridge Lenders within two business days thereafter.

9.   BANKRUPTCY AND CERTAIN ENFORCEMENT PROVISIONS WITH RESPECT TO BRIDGE
LENDERS.

     A. Bridge Lenders acknowledge that Revolver Lenders have made material and substantial concessions by entering into the Amended and Restated Revolver and by permitting the Borrower to consummate the acquisition of the Oxford Portfolio and the funding of the Bridge Loan. In permitting the acquisition of the Oxford Portfolio and the funding of the Bridge Loan, Revolver Lenders relied upon the agreement of Bridge Lenders not to seek modifications of this Agreement, the Revolver Loan Documents or the Bridge Loan Documents by resorting to or relying upon any provision of the Bankruptcy Code or other remedy whatsoever, and furthermore, but for the agreement of Bridge Lenders made herein not to resort to any provisions of the Bankruptcy Code or other remedy to modify the form and substance of this Agreement, the Revolver Loan Documents or the Bridge Loan Documents, Revolver Lenders would not have entered into the Amended and Restated Revolver and would not have permitted the Bridge Loan. If Revolver Lenders file a motion for relief from stay pursuant to Section 362(d)(1) of the Bankruptcy Code or any other provision of the Bankruptcy Code permitting the filing of a motion for relief from stay, Revolver Lenders will be entitled, upon ex parte application, and without further notice of any kind or nature whatsoever, to an order from the Bankruptcy Court granting immediate relief from the automatic stay so as to permit Revolver Lenders to exercise all of their rights and remedies pursuant to this Agreement, the Revolver Loan Documents, and at law and equity. If the Bankruptcy Court does not issue the orders described in the preceding sentence upon Revolver Lenders' ex parte application therefor, Bridge Lenders hereby consent and agree that a hearing with respect to such orders may be scheduled on five days' notice and agree not to object to such notice, and hereby waive any right to object to such notice, on the grounds that such notice is insufficient or inadequate or on any other grounds. Without conferring any right on Bridge Lenders to participate in any such ex parte proceeding, Revolver Agent shall provide Bridge Agent with a copy of any filing in connection therewith promptly after the filing thereof.


     B. In order to effectuate the agreements of Bridge Lenders set forth in this Section and otherwise in this Agreement, Bridge Lenders covenant that neither Bridge Lenders nor their Affiliates will directly or indirectly oppose or otherwise defend against Revolver Lenders' effort to obtain relief from the automatic stay pursuant to Section 9.A above and agree that Revolver Lenders will be entitled to the lifting of the stay pursuant to
     Section 9.A, without the necessity of an evidentiary hearing and without the necessity or requirement that Revolver Lenders establish or prove the lack of any reasonable prospect of reorganization with respect to Bridge Lenders or Borrower.

     C. To the extent permitted by law, Bridge Lenders hereby waive and agree not to assert or take advantage of and to cause their Affiliates not assert or take advantage of in each case, (as a defense or otherwise) as against Revolver Lenders:

         (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Revolver Lenders to file or enforce a claim against the estate (in administration, bankruptcy or any other Proceeding) of any other person or persons other than a failure to file or enforce a proof of claim against the estate of Borrower in any Proceeding in respect of Borrower;

         (ii) any failure on the part of Revolver Lenders to ascertain the liability of any party liable for the Revolver Loan Documents or the obligations evidenced or secured thereby;

         (iii) demand, presentment for payments, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Bridge Lenders, Revolver Lenders, any endorser or creditor of Borrower or Bridge Lenders or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Revolver Lenders;

         (iv) any right or claim or right to cause a marshalling of the assets of Borrower or Bridge Lenders;

         (v) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement or the Revolver Loan Documents;

         (vi) any duty on the part of Revolver Lenders to disclose to Bridge Lenders any facts Revolver Lenders may now or hereafter know about Borrower, regardless of whether Revolver Lenders have reason to believe that any such facts materially increase the risk beyond that which Bridge Lenders intend to assume or have reason to believe that such facts are unknown to Bridge Lenders or have a reasonable opportunity to communicate such facts to Bridge Lenders, it being understood and agreed that Bridge Lenders are fully responsible for being and keeping informed of the financial condition of Borrower and of any and all circumstances bearing on the risk that liability may be incurred by Bridge Lenders hereunder or under the Bridge Loan Documents;

        (vii) failure to properly record any document, failure to secure Borrower's obligations under the Revolver Loan, or any other lack of due diligence by Revolver Lenders in obtaining reimbursement or performance from any person or entity now or hereafter liable for any of the Revolver Loan Documents;

        (viii) the inaccuracy of any representation or other provision contained herein or in any of the Revolver Loan Documents or Bridge Loan Documents;

        (ix) any sale or assignment of any of the Revolver Loan Documents or Bridge Loan Documents, in whole or in part, except to the extent that such sale or assignment results in a transfer of the rights sold or assigned;

        (x) any invalidity, irregularity or unenforceability, in whole or in part, of this Agreement or any one or more of the Revolver Loan Documents or Bridge Loan Documents;

        (xi) any lack of commercial reasonableness in dealing with the Revolver Loan or the Bridge Loan;

        (xii) any assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (or any successor thereto) (arising upon the voluntary or involuntary bankruptcy proceeding of Bridge Lenders or Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, will operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Revolver Lenders to enforce any rights, whether now or hereafter acquired, which Revolver Lenders may have against Bridge Lenders;

        (xiii) any modifications of the Revolver Loan Documents or Bridge Loan Documents or any obligations of Revolver Lenders relating to the Revolver Loan

               Documents by operation of law or by action of any court, whether pursuant to Bankruptcy Code or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

        (xiv) any change in the composition of Revolver Lenders, Borrower or Bridge Lenders;

        (xv) granting of compromises and indulgences with respect to any one or more of the Revolver Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder;

        (xvi) release of any indemnitor, guarantor or endorser of or other person or entity liable upon any one or more of Revolver Loan Documents; and

        (xvii) without limiting the generality of the foregoing, any rights and benefits which might otherwise be available to Bridge Lenders under California Civil Code Sections 726, 2899 and 3433, and California Code of Civil Procedure Sections 580a and 580d, and any successor sections to such sections.

     D. To the extent that Borrower or any other obligor under any of the Revolver Loan Documents makes a payment or payments to Revolver Lenders, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations under the Revolver Loan Documents or part thereof intended to be satisfied, and any and all collateral therefor, will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Revolver Lenders and any payments, Property or other value received by or on behalf of Bridge Lenders (other than Permitted Proceeds and any payment received by Bridge Lenders pursuant to Section 6.B) after the invalidated or otherwise set aside payment was received by Revolver Lenders will be deemed to be received in trust for the benefit of, and will promptly be paid over or delivered and transferred by Bridge Lender, to Revolver for application to the payment of the Revolver Indebtedness to the extent necessary to pay the Revolver Indebtedness in full, and such payments will not be deemed to have been paid to Bridge Lenders or applied to the Bridge Loan or any of the Bridge Loan Documents to the extent so paid to Revolver Lenders.

     E. (1) Upon the occurrence of any Proceeding, any payment or distribution of any kind (whether in Cash, Cash Equivalents, securities or other property) which otherwise would be payable or deliverable upon or with respect to the Bridge Indebtedness, including without limitation, any amount or distribution on account of a Bridge Deficiency which is received by Bridge Lenders, excluding Permitted Proceeds and any payments received by Bridge Lenders pursuant to Section 6.B, will be paid or delivered directly to Revolver Lenders for application to (in the case of Cash or Cash Equivalents) or as collateral for (in the case of non-cash Property or securities which non-cash Property or securities are referred to as "TURNOVER PROPERTY")) the payment of the Revolver Indebtedness until the Revolver Indebtedness is paid in full including the amount of any Revolver Deficiency with Cash or Cash Equivalents, except that if the Revolver Lenders are paid in full on account of the Revolver Deficiency in the form of Cash or Cash Equivalents, then the Bridge Lenders may receive securities (including stock and subordinated debt securities) that are subordinated to any and all securities and debt instruments distributed to the Revolver Lenders to at least the same extent and pursuant to the same or more stringent terms as such securities distributed to the Revolver Lenders. If any such payment or distribution is received by Bridge Lenders before such payment in full of the Revolver Indebtedness with Cash or Cash Equivalents, Bridge Lenders will be deemed to have received the same in trust for Revolver Lenders, and will immediately remit such payment or distribution to Revolver Lenders.

         (2) To the extent the payments or distributions described in Section 9.E(1) (a) are Cash or Cash Equivalents, the amount thereof shall be applied to reduce the outstanding Revolver Deficiency, or (b) are Turnover Property, the amount of Cash or Cash Equivalents realized by Revolver Lenders from disposition or other realization of such Turnover Property shall be applied to reduce the outstanding Revolver Deficiency. If Revolver Lenders elect to dispose of any Turnover Property, at any time after receipt of Turnover Property, Revolver Lenders may exercise in respect of the Turnover Property, in addition to all other rights and remedies provided for in this Agreement or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect on the date hereof in the State of California (the "UCC") (whether or not the UCC applies to the affected Turnover Property), and Revolver Lenders may also in their sole discretion, without notice except as specified below, sell the Turnover Property or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Revolver Agent's offices or elsewhere, for Cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Revolver Lenders may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Turnover Property. Any Revolver Lender or Bridge Lender may be the purchaser of any or all of the Turnover Property at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Bridge Lenders, and Bridge Lenders hereby waive (to the maximum extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Bridge Lenders agree that, to the extent notice of sale shall be required by law, at least ten days' notice to Bridge Lenders of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Revolver Lenders shall not be obligated to make any sale of

     Turnover Property regardless of notice of sale having been given. Revolver Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Bridge Lenders hereby waive any claims against Revolver Lenders arising by reason of the fact that the price at which any Turnover Property may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Revolver Lenders accept the first offer received and do not offer such Turnover Property to more than one offeree. If the proceeds of any sale or other disposition of the Turnover Property are sufficient to pay the entire amount of the Revolver Deficiency, Revolver Lenders shall promptly remit to Bridge Lenders the amount of any excess proceeds, less the reasonable fees, costs and expenses (including reasonable attorneys fees) incurred by Revolver Lenders in conducting such sales and collecting the proceeds thereof. To the extent any of the Turnover Property constitutes securities for which registration or other qualification is required pursuant to the rules and regulations of the Securities and Exchange Commission (or other Governmental Authorities), then to the extent required by Revolver Lenders, Bridge Lenders shall cooperate with Revolver Lenders in good faith to facilitate such registration or satisfaction of other qualifications requirements.

     F. In any Proceeding, Revolver Lenders may, and are hereby irrevocably authorized and empowered (in their own name or in the name of the Bridge Lenders) but will have no obligation to demand, sue for, collect and receive every payment or distribution referred to in Section 9(E) above and give acquittance therefor.

     G. If a Proceeding is commenced under any provision of the Bankruptcy Code in respect of Borrower or Bridge Lenders, Bridge Lenders will not directly or indirectly file a motion or otherwise seek to cause the consolidation of any such Proceeding involving the Bridge Guarantors with any other Proceeding involving all or substantially all of the Revolver Guarantors.

     H. Upon the occurrence of any Proceeding, the provisions of this Agreement will remain in full force and effect, and the court having jurisdiction over the Proceeding is hereby authorized to preserve such priority and subordination in approving any such plan of reorganization, arrangement or liquidation without the prior written consent of Bridge Lenders and to enforce the provisions hereof in accordance with Section 510 of the Bankruptcy Code.

     I. If Bridge Lenders, directly or indirectly, violate the provisions of this Section 9 or attempt to set aside, or cause to be altered in any manner any term, provision, transfer, lien or other aspect of the Revolver Loan or this Agreement, then the Bridge Lenders hereby agree to protect, indemnify and hold harmless, Revolver Lenders from and against any and all liability, loss, cost, damage or expense incurred by Revolver Lenders thereby, including, without limitation, the amount of any liability incurred by Revolver Lenders in any such action or actions and all costs of defending such action or actions, including, without limitation, attorneys' fees and expenses. All reasonable attorneys' fees and expenses incurred by Revolver Lenders in connection with any such proceeding, including fees and expenses incurred after the filing of the proceeding (whether or not such fees or expenses would be allowed under the Bankruptcy Code), will be deemed to be costs of collection that the Bridge Lenders will be required to pay.

10. BANKRUPTCY AND CERTAIN ENFORCEMENT PROVISIONS WITH RESPECT TO REVOLVER LENDERS.


     A. Revolver Lenders acknowledge that Bridge Lenders have made material and substantial concessions by entering into the Bridge Loan. In funding the Bridge Loan, Bridge Lenders relied upon the agreement of Revolver Lenders not to seek modifications of this Agreement, the Revolver Loan Documents or the Bridge Loan Documents by resorting to or relying upon any provision of the Bankruptcy Code or other remedy whatsoever, and furthermore, but for the agreement of Revolver Lenders made herein not to resort to any provisions of the Bankruptcy Code or other remedy to modify the form and substance of this Agreement, the Revolver Loan Documents or the Bridge Loan Documents, Bridge Lenders would not have entered into the Bridge Loan. If Bridge Lenders file a motion for relief from stay pursuant to Section 362(d)(1) of the Bankruptcy Code or any other provision of the Bankruptcy Code permitting the filing of a motion for relief from stay solely in order to realize upon the Bridge Collateral or obtain recourse against the Bridge Guarantors, Bridge Lenders will be entitled, upon ex parte application, and without further notice of any kind or nature whatsoever, to an order from the Bankruptcy Court granting immediate relief from the automatic stay so as to permit Bridge Lenders to exercise all of their rights and remedies pursuant to this Agreement, the Bridge Loan Documents, and at law and equity. If the Bankruptcy Court does not issue the orders described in the preceding sentence upon Bridge Lenders' ex parte application therefor, Revolver Lenders hereby consent and agree that a hearing with respect to such orders may be scheduled on five days' notice and agree not to object to such notice, and hereby waive any right to object to such notice, on the grounds that such notice is insufficient or inadequate or on any other grounds. Without conferring any rights on Revolver Lenders to participate in any such ex parte proceeding, Bridge Agent shall provide Revolver Agent with a copy of any filing in connection therewith promptly after the filing thereof.

     B. In order to effectuate the agreements of Revolver Lenders set forth in this Section, Revolver Lenders covenant that neither Revolver Lenders nor their Affiliates will directly or indirectly oppose or otherwise defend against Bridge Lenders' effort to obtain relief from the automatic stay pursuant to and solely for the purpose described in Section 10.A above and agree that Bridge Lenders will be entitled to the lifting of the stay pursuant to Section 10.A, without the necessity of an evidentiary hearing and without the necessity or requirement that Bridge Lenders establish or prove the lack of any reasonable prospect of reorganization with respect to Revolver Lenders or Borrower.

     C. To the extent permitted by law, Revolver Lenders hereby waive and agree not to assert or take advantage of and to cause their Affiliates not assert or take advantage of in each case, (as a defense or otherwise) as against Bridge Lenders:

         (i) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Bridge Lenders to file or enforce a claim against the estate (in administration, bankruptcy or any other Proceeding) of any other person or persons other than a failure to file or enforce a proof of claim against the estate of Borrower in any Proceeding in respect of Borrower;

         (ii) any failure on the part of Bridge Lenders to ascertain the liability of any party liable for the Bridge Loan Documents or the obligations evidenced or secured thereby;

         (iii) demand, presentment for payments, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Bridge Lenders, Revolver Lenders, any endorser or creditor of Borrower or Revolver Lenders or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Bridge Lenders;

         (iv) any right or claim or right to cause a marshalling of the assets of Borrower or Revolver Lenders;

         (v) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement or the Bridge Loan Documents;

         (vi) any duty on the part of Bridge Lenders to disclose to Revolver Bridge Lenders any facts Bridge Lenders may now or hereafter know about Borrower, regardless of whether Bridge Lenders have reason to believe that any such facts materially increase the risk beyond that which Revolver Lenders intend to assume or have reason to believe that such facts are unknown to Revolver Lenders or have a reasonable opportunity to communicate such facts to Revolver Lenders, it being understood and agreed that Revolver Lenders are fully responsible for being and keeping informed of the financial condition of Borrower and of any and all circumstances bearing on the risk that liability may be incurred by Revolver Lenders hereunder or under the Revolver Loan Documents;

        (vii) failure to properly record any document, failure to secure Borrower's obligations under the Bridge Loan, or any other lack of due diligence by Bridge Lenders in obtaining reimbursement or performance from any person or entity now or hereafter liable for any of the Bridge Loan Documents;

        (viii) the inaccuracy of any representation or other provision contained herein or in any of the Revolver Loan Documents or Bridge Loan Documents;

        (ix) any sale or assignment of any of the Revolver Loan Documents or Bridge Loan Documents, in whole or in part, except to the extent that such sale or assignment results in a transfer of the rights sold or assigned;

        (x) any invalidity, irregularity or unenforceability, in whole or in part, of this Agreement or any one or more of the Revolver Loan Documents or Bridge Loan Documents;

        (xi) any lack of commercial reasonableness in dealing with the Revolver Loan or the Bridge Loan;

        (xii) any assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (or any successor thereto) (arising upon the voluntary or involuntary bankruptcy proceeding of Revolver Lenders or Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, will operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Bridge Lenders to enforce any rights, whether now or hereafter acquired, which Bridge Lenders may have against Revolver Lenders;

        (xiii) any modifications of the Revolver Loan Documents or Bridge Loan Documents or any obligations of Bridge Lenders relating to the Bridge Loan Documents by operation of law or by action of any court, whether pursuant to Bankruptcy Code or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

        (xiv) any change in the composition of Revolver Lenders, Borrower or Bridge Lenders;

        (xv) granting of compromises and indulgences with respect to any one or more of the Bridge Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder;

        (xvi) release of any indemnitor, guarantor or endorser of or other person or entity liable upon any one or more of the Bridge Loan Documents; and

        (xvii) without limiting the generality of the foregoing, any rights and benefits which might otherwise be available to Revolver Lenders under California Civil Code Sections 726, 2899 and 3433, and California Code of Civil Procedure Sections 580a and 580d, and any successor sections to such sections.

     D. To the extent that Borrower or any other obligor under any of the Bridge Loan Documents makes a payment or payments to Bridge Lenders, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations under the Bridge Loan Documents or part thereof intended to be satisfied, and any and all collateral therefor, will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Bridge Lenders and any payments, property or other value received by or on behalf of Revolver Lenders in the nature of Permitted Proceeds, after the invalidated or otherwise set aside payment was received by Bridge Lenders will be deemed to be received in trust for the benefit of, and will promptly be paid over or delivered and transferred by Revolver Lenders, to Bridge Lenders for application to the payment of the Bridge Indebtedness to the extent necessary to pay amounts properly payable under the Bridge Indebtedness, and such payments will not be deemed to have been paid to Revolver Lenders or applied to the Revolver Loan or any of the Revolver Loan Documents to the extent so paid to Bridge Lenders.

     E. If a Proceeding is commenced in respect of Borrower or Revolver Lenders, Revolver Lenders will not directly or indirectly file a motion or otherwise seek to consolidate any such Proceeding in the nature of insolvency proceedings involving the Revolver Guarantors with any other Proceeding involving the Bridge Guarantors.

     F. Upon the occurrence of any Proceeding, the provisions of this Agreement will remain in full force and effect, and the court having jurisdiction over the Proceeding is hereby authorized to preserve such priority and subordination in approving any such plan of reorganization, arrangement or liquidation without the prior written consent of Revolver Lenders and to enforce the provisions hereof in accordance with Section 510 of the Bankruptcy Code.

     G. If Revolver Lenders, directly or indirectly, violate the provisions of this Section 10 or attempt to set aside, or cause to be altered in any manner any term, provision, transfer, lien or other aspect of the Bridge Loan or this Agreement, then the Revolver Lenders hereby agree to protect, indemnify and hold harmless, Bridge Lenders from and against any and all liability, loss, cost, damage or expense incurred by Bridge Lenders thereby, including, without limitation, the amount of any liability incurred by Bridge Lenders in any such action or actions and all costs of defending such action or actions, including, without limitation, attorneys' fees and expenses. All reasonable attorneys' fees and expenses incurred by Bridge Lenders in connection with any such proceeding, including fees and expenses incurred after the filing of the proceeding (whether or not such fees or expenses would be allowed under the Bankruptcy Code), will be deemed to be costs of collection that the Revolver Lenders will be required to pay.

11.  INTRA-COMPANY TRANSACTIONS.

     A. To the extent Borrower or any Bridge Guarantor, through one or more inter-company transactions whether in the nature of a sale, sale-leaseback, financing arrangement, incurrence of Intra-Company Debt, merger, corporate or other reorganization, or otherwise, converts or has the effect of converting Cash, Cash Equivalents or other Property which would otherwise constitute Bridge Collateral, Permitted Proceeds or Property of a Bridge Guarantor, into Cash, Cash Equivalents, or other Property which does not constitute Bridge Collateral, Permitted Proceeds or Property of a Bridge Guarantor (but for this Section 11.A), then such converted Cash, Cash Equivalents or other Property shall for all purposes be deemed Bridge Collateral, Permitted Proceeds and/or Property of a Bridge Guarantor and any of Bridge Lenders' liens or encumbrances thereon or security interests therein shall continue and survive with respect to such Cash, Cash Equivalents or other Property.

     B. To the extent Borrower or Revolver Guarantors, through one or more inter-company transactions whether in the nature of a sale, sale-leaseback, financing arrangement, incurrence of Intra-Company Debt, merger, corporate or other reorganization, or otherwise, converts or has the effect of converting Cash, Cash Equivalents or other Property which does not constitute Bridge Collateral, Permitted Proceeds or Property of a Bridge Guarantor, into Property which would constitute Bridge Collateral, Permitted Proceeds or Property of a Bridge Guarantor (but for this Section 11.B), then such converted Cash, Cash Equivalents or other Property shall for all purposes be deemed not to be Bridge Collateral, Permitted Proceeds and/or Property of a Bridge Guarantor and any of Revolver Lenders' liens or encumbrances thereon or security interests therein shall continue and survive with respect to such Cash, Cash Equivalents or other Property. The parties acknowledge that if NHP Management becomes a Subsidiary of AIMCO/Bethesda, the provisions of this Section 11.B shall prevent NHP Management from being a Bridge Guarantor and/or its assets or property constituting Bridge Collateral or Permitted Proceeds in violation of this Agreement.

12.  TURNOVER OF IMPROPER PAYMENTS.

     A. If Bridge Lenders receive any payment or distribution of any character, by setoff or otherwise, or any security, whether in Cash, securities or other property, that Revolver Lenders are entitled to receive pursuant to the terms of this Agreement or the Revolver Loan Documents or that Bridge Lenders were not entitled to receive hereunder, including without limitation pursuant to
     Section 9.E, then such payment or distribution or security will be received in trust for the benefit of, and will be immediately paid over or delivered and transferred to Revolver Lenders for application to the payment of the Revolver Indebtedness to the extent necessary to pay all such Revolver Indebtedness in full. No such payment or distribution so paid over or delivered and transferred to Revolver Lenders will be deemed a payment in respect of the Bridge Indebtedness.

     B. If Revolver Lenders receive any payment or distribution of any character, by setoff or otherwise, or any security, whether in Cash, securities or other property, that Bridge Lenders are entitled to receive pursuant to the terms of this Agreement or the Bridge Loan Documents or that Revolver Lenders were not entitled to receive hereunder, including, without limitation, Permitted Proceeds, then such payment or distribution or security will be received in trust for the benefit of, and will be immediately paid over or delivered and transferred to Bridge Lenders for application to the payment of the Bridge Indebtedness to the extent necessary to pay all such Bridge Indebtedness in full. No such payment or distribution so paid over or delivered and transferred to Bridge Lenders will be deemed a payment in respect of the Revolver Indebtedness.

13.  LEGENDING.

     A. The faces of the instruments evidencing the Bridge Indebtedness will be inscribed with the following legend:

     "ALL RIGHT, TITLE AND INTEREST OF _________________ UNDER THIS INSTRUMENT IS EXPRESSLY SUBJECT AND SUBORDINATE TO THE INDEBTEDNESS UNDER A CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 20, 2000 AMONG AIMCO PROPERTIES, L.P., AIMCO/BETHESDA HOLDINGS, INC., NHP MANAGEMENT COMPANY, BANK OF AMERICA, N.A., AS AGENT, AND THE OTHER PARTIES AND LENDERS NAMED THEREIN, AS AMENDED, TO THE EXTENT AND IN THE MANNER PROVIDED IN A CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 20, 2000, BY AND AMONG BANK OF AMERICA N.A., AS AGENT FOR REVOLVER LENDERS AND BRIDGE LENDERS, AIMCO PROPERTIES, L.P., AIMCO/BETHESDA HOLDINGS, INC. AND NHP MANAGEMENT COMPANY; PROVIDED THAT THIS INSTRUMENT IS NOT SUBORDINATE TO SAID CREDIT AGREEMENT WITH RESPECT TO THE BRIDGE COLLATERAL, PERMITTED PROCEEDS AND RECOURSE TO THE BRIDGE GUARANTORS, INCLUDING TO PROPERTY OWNED BY SUCH GUARANTORS (AS PROVIDED IN THE INTERCREDITOR AGREEMENT)."

     B. The faces of the instruments evidencing the Revolver Indebtedness will be inscribed with the following legend:

     "ALL RIGHT, TITLE AND INTEREST OF ____________________________ UNDER THIS INSTRUMENT IS EXPRESSLY SENIOR TO THE INDEBTEDNESS UNDER A CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED SEPTEMBER 20, 2000 AMONG AIMCO PROPERTIES, L.P., AIMCO/BETHESDA HOLDINGS, INC., NHP MANAGEMENT COMPANY, BANK OF AMERICA, N.A., AS AGENT, AND THE OTHER PARTIES AND THE LENDERS NAMED THEREIN, TO THE EXTENT AND IN THE MANNER PROVIDED IN A CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 20, 2000, BY AND AMONG BANK OF AMERICA N.A., AS AGENT FOR REVOLVER LENDERS AND BRIDGE LENDERS, AIMCO PROPERTIES, L.P., AIMCO/BETHESDA HOLDINGS, INC., AND NHP MANAGEMENT COMPANY; PROVIDED THAT THIS INSTRUMENT IS EXPRESSLY SUBJECT AND SUBORDINATE TO SAID CREDIT AGREEMENT SOLELY WITH RESPECT TO THE BRIDGE COLLATERAL, PERMITTED PROCEEDS AND RECOURSE TO BRIDGE GUARANTORS, INCLUDING TO PROPERTY OWNED BY SUCH GUARANTORS (AS PROVIDED IN THE INTERCREDITOR AGREEMENT)."

14. SUCCESSORS AND ASSIGNS. This Agreement will bind the parties hereto and their respective successors and will inure to the benefit of the parties hereto and their permitted successors and assigns.

15. NON-RELIANCE ON OTHER LENDERS. Each party hereto covenants that it will, independently and without reliance upon any other party hereto, and based on such documents and information as it will deem appropriate at the time, make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Loan Documents it holds and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower.

16. FURTHER ASSURANCES. Revolver Lenders and Bridge Lenders agree, within ten
(10) days after request therefor by any other party hereto, at the sole cost and expense of the requesting party, to do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, documents, and instruments as the requesting party may reasonably request for better assuring and evidencing of the foregoing subordination and other provisions, provided that such acts, deeds, conveyances, documents and instruments (a) do not increase the rights of the requesting party or any other party, or diminish the obligations of the requesting party or any other party, hereunder and (b) are otherwise consistent with the terms, provisions and intent of this Agreement.

17. NOTICES. Notices, requests, demands, directions, agreements and documents delivered in connection herewith must be transmitted by Requisite Notice to the number and address set forth below, may be delivered by the following modes of delivery and will be effective as follows:


MODE OF DELIVERY           EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
----------------           -------------------------------------------
Courier                    Scheduled delivery date

Facsimile                  When transmission in legible form complete

Mail                       Fourth Business Day after deposit in U.S.
                           mail first class postage pre-paid

Personal delivery          When received

Telephone                  When conversation completed



     A. Revolver Agent, Revolver Lenders, Bridge Agent and Bridge Lenders are entitled to rely and act on any communications purportedly given by or on behalf of Borrower even if such communications (i) were not made in a manner specified herein; (ii) were incomplete; (iii) were not preceded or followed by any other notice specified herein; or (iv) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower will indemnify such agents and lenders, as applicable, from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

     B. Signatures on communications may be transmitted by facsimile, electronic mail or other digital transmission only with the consent of the Bridge Agent or Revolver Agent, as applicable, in its respective sole discretion in each instance. The effectiveness of any such signatures accepted by such applicable agent will, subject to applicable Law (as defined in the Revolving Credit Agreement), have the same force and effect as manual signatures and will be binding on all Borrower Parties (as defined in the Revolving Credit Agreement) and Revolver Agent, Revolver Lenders, Bridge Agent and Bridge Lenders. Each agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof.

     If to Revolver Lenders:    Bank of America N.A.
                                Real Estate Group - Structured Debt
                                CA9-706-06-02
                                555 S. Flower Street, 6th Floor
                                Los Angeles, CA 90071
                                Fax:  213-228-3421

     If to Bridge Lenders:      Bank of America N.A.
                                Real Estate Group - Structured Debt
                                CA9-706-06-02
                                555 S. Flower Street, 6th Floor
                                Los Angeles, CA 90071
                                Fax:  213-228-3421

     If to Borrower:          AIMCO Properties, LP
                              2000 South Colorado Blvd.
                              Tower 2, Suite 2-1000
                              Denver, Colorado  80222
                              Attn: Paul McAuliffe
                              Executive Vice President/Chief Financial Officer
                              Fax: 303-691-4317

Notices will be deemed delivered upon receipt, refusal to accept delivery, or inability to deliver as a result of change of address as to which change no notice was given to the party or parties sending the notice, in each case as indicated on the return receipt.

18. RIGHTS CUMULATIVE: WAIVERS. Except as expressly provided to the contrary elsewhere in this Agreement, the rights of each of the parties under this Agreement are cumulative and may be exercised as often as such party considers appropriate. The rights of each of the parties hereto will not be capable of being waived or varied other than by an express waiver or variation in writing. Except as may be expressly provided to the contrary elsewhere in this Agreement, any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or variation of that or any other such right. Except as may be expressly provided to the contrary elsewhere in this Agreement, any defective or partial exercise of any of such rights will not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party will in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

19. SECTION HEADINGS. Section headings in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or of any provision hereof.

20. CONSTRUCTION OF CERTAIN WORDS AND PHRASES. Unless the context otherwise requires, when used herein, the singular will be deemed to include the plural, the plural will be deemed to include each of the singular, and pronouns of one or no gender will be deemed to include the equivalent pronoun of the other or no gender. Wherever the words "including" or "included" are used in this Agreement, such words will be deemed to be followed by the phrase "without limitation."

21. AMENDMENT. Except as provided below, this Agreement may be amended only by an instrument in writing executed by Revolver Agent, Bridge Agent and Borrower. Borrower acknowledges that, so long as any such change or modification does not impair, expand or modify Borrower's obligations under the Bridge Loan Documents or the Revolver Loan Documents or otherwise adversely affect Borrower, Borrower will at the request of Revolver Lenders or Bridge Lenders, execute any such amendment to this Agreement.

22. ENTIRE AGREEMENT. This Agreement, the Revolver Loan Documents and the Bridge

Loan Documents constitute the entire agreements with respect to the subject matter hereof and thereof. This Agreement constitutes the entire agreement of the Lender Parties with respect to the subject matter hereof and thereof.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

24. CONSTRUCTION OF AGREEMENT. Each party acknowledges that it has participated in the negotiation of this Agreement, and no provision of this Agreement will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; that each of the parties hereto at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement; and that each of the parties has had the opportunity to review and analyze this Agreement for a sufficient period of time before the execution and delivery thereof.

25. GOVERNING LAW. This agreement will be construed and enforced under, in accordance with, and governed by the laws of the state of California, without reference to its conflict of laws principles. The parties agree to venue in the state of California.

26. WAIVER OF TRIAL BY JURY. BRIDGE LENDERS AND REVOLVER LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. TO THE FULL EXTENT PERMITTED BY LAW, REVOLVER LENDERS AND BRIDGE LENDERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (ii) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING WILL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN LOS ANGELES COUNTY, CALIFORNIA, AND
(iii) SUBMIT TO THE JURISDICTION OF SUCH COURTS.

Initial by:         Revolver Agent _____               Bridge Agent ______.

27. PAYMENTS. Unless otherwise provided herein, all payments required to be made by one party to the other hereunder will be made in Cash or by certified or cashier's check drawn on a bank in the United States reasonably acceptable to the other party or by wire transfer to an account designated by the recipient party.

28. TIME. Time is of the essence of each and every term and provision of this Agreement.

29. CONFLICTS. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Revolver Loan Documents or the Bridge Loan Documents, the terms and provisions of this Agreement will control.

30. ATTORNEYS' FEES. If any action is brought by any party against another party, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and costs (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) incurred in connection with the prosecution or defense of such action and in the enforcement of this Agreement.

31. AGENT. Revolver Agent, or any successor agent under the Revolving Credit Agreement, will be entitled to exercise all rights of Revolver Lenders or Revolver Agent hereunder in accordance with the provisions of the Revolver Loan Documents. Bridge Agent, or any successor agent under the Bridge Credit Agreement will be entitled to exercise all rights of Bridge Lenders or Bridge Agent hereunder in accordance with the provisions of the Bridge Loan Documents. Any reference in this Agreement to Revolver Lenders and/or Bridge Lenders taking or not taking any action hereunder including consenting to any matter or receiving notice shall mean Revolver Agent and/or Bridge Agent taking or not taking any such action, as applicable. The respective rights, duties and obligations of Bridge Agent and Revolver Agent in connection with this Agreement shall be governed by the terms of the Bridge Loan Agreement (with respect to the Bridge Agent) and by the Revolving Credit Agreement (with respect to the Revolver Agent); provided, however, that Bank of America as Revolver Agent and as Bridge Agent and in its capacity as "Secured Party" under the Borrower Pledge Agreement for the Revolver Loan and under the Borrower Pledge Agreement for the Bridge Loan shall be required to observe the subordination provisions of this Agreement in connection with the perfection of and maintenance of security interests and realization on any Bridge Collateral or Revolver Collateral, as applicable.

32. BORROWER'S OBLIGATIONS ABSOLUTE. Subject to Section 29, without limiting Revolver Lenders' or Bridge Lenders' obligations hereunder, nothing contained herein will impair, as between Borrower and Revolver Lenders, or as between Borrower and Bridge Lenders, Borrower's obligations under the Revolver Loan Documents or the Bridge Loan Documents, which are absolute and unconditional.


                            [SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Revolver Agent, Bridge Agent and Borrower have each caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written

                                     BORROWER

                                     AIMCO PROPERTIES, L.P.,
                                     a Delaware limited partnership

                                     By: AIMCO-GP, INC.,
                                     a Delaware corporation
                                     Its: General Partner


                                     By:
                                              Peter K. Kompaniez
                                              President


                                     AIMCO/BETHESDA HOLDINGS, INC.,
                                     a Delaware corporation


                                     By:
                                              Peter K. Kompaniez
                                              President


                                     NHP MANAGEMENT COMPANY,
                                     a District of Columbia corporation


                                     By:
                                              Patrick Foye
                                              Executive Vice President

                                     BANK OF AMERICA


                                     BANK OF AMERICA, N.A.,
                                     as Revolver Agent


                                     By:
                                                Robert N. Allen
                                                Vice President


                                     BANK OF AMERICA


                                     BANK OF AMERICA, N.A.,
                                     as Bridge Agent


                                     By:
                                                Robert N. Allen
                                                Vice President